Exhibit 99.1

PRESS RELEASE

Blackbaud Announces Reauthorized, Expanded and Replenished $500M Stock Repurchase Program

Charleston, S.C. (January 22, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced its board of directors has authorized the repurchase of up to $500 million of the company's common stock. The new stock repurchase authority significantly expands and replenishes the company’s previous program that authorized the repurchase of up to $250 million in common stock.
“The expanded authorization of our stock repurchase program is reflective of our strong cash flow generation, our confidence in the business, and our continued commitment to enhancing shareholder value,” said Tony Boor, chief financial officer, Blackbaud. “As we continue to execute against our capital deployment strategy, we’re focused on growing the business through balance sheet management, rigorous oversight of investments in the business, and efficiently returning excess capital to shareholders.”
Under the program, the company may repurchase shares of its common stock in the open market or through private transactions. During December 2023 and January 2024, prior to the replenishment on January 17, 2024, the company repurchased $41.1 million of its stock under the stock repurchase program. Between January 18, 2024 and January 19, 2024, the company repurchased $0.6 million. As of January 19, 2024, the remaining amount available to purchase stock under the company's repurchase program was $499.4 million.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s

PRESS RELEASE
investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.